EX-99.(2)(l)

1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

February 7, 2018

Goldman Sachs Private Markets Fund 2018 (A) LLC

200 West Street

New York, New York 10282

Re:    Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Goldman Sachs Private Markets Fund 2018 (A) LLC, a limited liability company (the “Fund”) formed under the Limited Liability Company Act of the State of Delaware (the “DLLCA”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333–220915) as originally filed on October 11, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on or about the date hereof (as amended, the “Registration Statement”), relating to the proposed issuance of the Fund’s common units of limited liability company interests in the Fund (the “Units”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

i.	the Registration Statement;

ii.	the Fund’s Certificate of Formation;

February 7, 2018

iii.	the Fund’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), by and among the Fund and each Member (as defined therein); and

iv.	a copy of certain resolutions of the Board of Managers of the Fund, adopted on December 7, 2017, relating to the creation, issuance and sale of the Units and related matters.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, managers, employees and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents.

We do not express any opinion with respect to the laws of any jurisdictions other than the DLLCA. We are members of the bar of the State of New York. The Units may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; and (ii) the investors’ accounts have been duly credited, the Units are recorded in the Fund’s books and records, and the Units represented thereby have been delivered upon payment of the consideration therefor, the Units, when issued and sold in accordance with the Registration Statement, will be duly authorized by all requisite limited liability company action on the part of the Fund under the DLLCA, and the Units will be validly issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent,

February 7, 2018

however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP